Exhibit 10.1

FIRST EXTENSION AND AMENDMENT OF THE AMENDED AND RESTATED JOINT VENTURE AGREEMENT DATED AS OF JANUARY 31, 2003
This First Extension and Amendment (this “Extension”) of the JV Agreement (defined below), by and among The Glad Products Company, a Delaware corporation, Glad Manufacturing Company, a Delaware Corporation, Clorox Services Company, a Delaware corporation, The Clorox Sales Company, a Delaware corporation, Clorox International Company, a Delaware corporation (collectively the “Clorox Parties”), and The Clorox Company, a Delaware corporation (“Clorox”), and The Procter & Gamble Company, an Ohio corporation (“P&G”), and Procter & Gamble RHD, Inc., an Ohio corporation (“P&G Sub,” and collectively with P&G, the “P&G Parties”), is made effective as of December 20, 2017 (“Effective Date”). Each of the P&G Parties, Clorox Parties, and Clorox is a “Party,” and collectively they are the “Parties.”
WHEREAS, the Parties have entered into the Amended and Restated Joint Venture Agreement, dated as of January 31, 2003 as amended by Amendment No. 1 entered into as of October 15, 2010 (as so amended, the “JV Agreement”); capitalized terms used but not defined herein will have the same meaning as ascribed to such terms in the JV Agreement;

WHEREAS, Section 6.3(a) of the JV Agreement provides that the Term of the Joint Venture may be extended beyond the twenty-year anniversary of the Closing Date (which such anniversary is January 31, 2023) if either the P&G Partners or Clorox delivers written notice to the other not less than five (5) years prior to the end of the Initial Term, and the Party receiving the notice agrees to such extension; and

WHEREAS, the Parties wish to extend the Initial Term, and to amend the JV Agreement in order to do so, as further described herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Section 6.3(a) of the JV Agreement is hereby deleted and replaced in its entirety with the following:

The term of the Joint Venture (the “Term”) will commence at the Closing and will expire at midnight, Eastern Time, on January 31, 2026 (the “Initial Term”), unless earlier terminated pursuant to the provisions of Sections 6.4, 6.5, 6.6 or 6.7 hereof. Either the P&G Partners or Clorox may deliver written notice to the other at any time prior to midnight, Eastern Time, on January 31, 2025 requesting that the Term be extended for an additional seven (7) years after the end of the Initial Term. If the Party receiving the notice agrees to such extension, the Term will terminate at midnight, Eastern Time, on January 31, 2033, unless earlier terminated pursuant to the provisions of Sections 6.4, 6.5, 6.6 or 6.7 hereof. If the Party receiving the notice

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does not agree to such extension, the Term will automatically terminate at the end of the Initial Term.

2.
Except as expressly set forth herein, the provisions of the JV Agreement shall remain in full force and effect, it being understood that, in the event of a conflict between the terms of this Extension and the JV Agreement, the terms of this Extension will take precedence. Article XI of the JV Agreement is incorporated into this Extension, mutatis mutandis. This Extension may be executed in any number of original, facsimile, or electronically mailed (including .PDF format) counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Extension or caused this Extension to be executed on its behalf as of the Effective Date.

THE CLOROX COMPANY By: /s/ Stephen M. Robb Name: Stephen Robb Title: CFO	THE PROCTER & GAMBLE COMPANY By: /s/ Christopher D. Rose Name: Christopher D. Rose Title: Director, Global Bus. Development
THE GLAD PRODUCTS COMPANY By: /s/ Stephen M. Robb Name: Stephen Robb Title: CFO	PROCTER & GAMBLE RHD, INC. By: /s/ Christopher D. Rose Name: Christopher D. Rose Title: Director, Global Bus. Development
GLAD MANUFACTURING COMPANY By: /s/ Stephen M. Robb Name: Stephen Robb Title: CFO
CLOROX SERVICES COMPANY By: /s/ Stephen M. Robb Name: Stephen Robb Title: CFO
THE CLOROX SALES COMPANY By: /s/ Stephen M. Robb Name: Stephen Robb Title: CFO
CLOROX INTERNATIONAL COMPANY By: /s/ Stephen M. Robb Name: Stephen Robb Title: CFO

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